Call Compliance, Inc.
Amended and Restated Promissory Note

For Value Received, Call Compliance, Inc., a New York corporation (“Borrower”), promises to pay to the order of Nascap Corp., a New York Corporation (“Lender”), in lawful money of the United States of America, the maximum aggregate principal sum of up to SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000.00) (the “Revolving Credit Amount”), or such lesser sum which represents the principal balance outstanding under this Note, together with interest accruing on the unpaid principal amount at the rate of 12% per annum, computed on the basis of a 360-day year (the “Interest”).  Interest on the unpaid portion of the Revolving Credit Amount shall accrue and shall be payable in accordance with Section 1(a) below.  This Note is the “Amended Note” referred to in the Loan Modification Agreement entered into by and among the Borrower, Lender and Guarantor (as defined in Section 2 below).

This Note amends and restates that certain Promissory Note, dated September 30, 2006 (the “Original Note”), previously executed by the Borrower in favor of the Lender, and in no way shall this Note be deemed a novation or, in any way, limit Borrower’s obligations under this Note or the other documents executed in connection herewith.  Contemporaneous with the delivery of this Note, Borrower shall pay to the Lender $4,500, representing all accrued but unpaid interest accrued under the Original Note.

1.           Payment; Cash Advances

(a)           The Revolving Credit Amount, as may be outstanding from time to time, shall be payable upon receipt of written demand from the Lender, in a manner that meets the notice provisions as set forth below.  Interest on the unpaid principal evidenced by this Note shall accrue and be payable quarterly in arrears on the 1st Business Day (as defined below) of each of January, April, July, October, commencing on July 1, 2009 (or the first Business Day thereafter) and thereafter for the previously completed quarter in accordance herewith.  If any payment of either Interest or principal on this Note becomes due and payable on day other than a Business Day, then the maturity thereof shall be extended to the next succeeding Business Day.  “Business Day” shall mean any day on which banks are open for business and are neither required nor authorized to close in the State of New York.

(b)           Where no written demand for repayment of principal evidenced by this Note has been received by the Borrower from the Lender, the Borrower may, in its sole discretion, prepay any or all outstanding principal without penalty, provided that such prepayment includes any accrued but unpaid Interest thereon through the date of prepayment.

(c)           Requests for cash advances (each, an “Advance”) of the Revolving Credit Amount shall be made by the Borrower in writing to the Lender.  There is no minimum amount with respect to each Advance and it is in the Lender’s sole and absolute discretion to grant such Advance, provided that such Advance by the Lender shall not, under any circumstances, be unreasonably withheld.  Upon receiving a request for an Advance in accordance herewith, the Lender shall make the requested Advance available to Borrower as soon as is reasonably practicable thereafter on the day the requested Advance is to be made.  The actual amount due and owing from time to time hereunder shall be evidenced by Lender’s records of receipts and disbursements with respect to the Revolving Credit Amount, which shall, in the absence of manifest error, be conclusive evidence of such amount.

2.           Security

This Note is secured by (i) that certain Amended and Restated Security Agreement, dated March 31, 2009 (the “Security Agreement”), between the Borrower and the Lender, and (ii) that certain Collateral Security Agreement, dated March 31, 2009 (the “Collateral Security Agreement”), between Compliance Systems Corporation, a Nevada corporation (“Guarantor”), and the Lender.  Repayment of any amounts that would become due under this Note are further guaranteed by Guarantor pursuant to that certain Amended and Restated Guaranty Agreement, dated March 31, 2009 (the “Guaranty Agreement”) between Guarantor and the Lender.

3.           Default

(a)           The occurrence of any one or more of the following events shall constitute an event of default hereunder (each an “Event of Default”):

(i)  if a default by the Borrower shall occur (and continue beyond any applicable cure or grace period) under any other agreement (other than this Note) to which the Borrower is a party evidencing any indebtedness of the Borrower (including any guaranty by the Borrower of the indebtedness of any other party) or evidencing or providing any mortgage, security interest, lien or encumbrance on or pledge of any asset or property of Borrower securing the payment of such indebtedness of the Borrower’s obligations;

(ii)           if a default by the Borrower shall occur (and continue beyond any applicable cure or grace period) under the Security Agreement;

(iii)           if Guarantor shall fail to perform any of its obligations under the Guaranty Agreement;

(iv)           if, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), the Borrower or Guarantor shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due;

(v)           if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Borrower or Guarantor in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Borrower, Guarantor or substantially all of each of their respective properties, or (iii) orders the liquidation of Borrower or Guarantor and in each case the order or decree is not dismissed within sixty (60) days;

(vi)           any money judgment, writ or warrant of attachment, or similar process in excess of Fifty Thousand Dollars ($50,000) in the aggregate shall be entered or filed against the Borrower, Guarantor or any of each of their respective assets and/or properties which remains unpaid, un-vacated, un-bonded or un-stayed for a period of thirty (30) or more days;

(vii)           if the Borrower or Guarantor (i) is merged or consolidated with another entity without the prior written consent of the Lender, (ii) is dissolved or ceases to exist as a corporation or (iii) whether in one or a series of transactions, sells or otherwise transfers more than fifty percent (50%) of its assets (other than inventory in the ordinary course of business), or in each of cases (i), (ii) or (iii) enters into an agreement to take such actions;

(viii)                      this Note, the Security Agreement, the Collateral Security Agreement, or the Guaranty Agreement shall be disaffirmed or shall terminate, be terminable or be terminated or become void, invalid or unenforceable or otherwise cease to be in full force and effect for any reason whatsoever other than the payment of all obligations of the Borrower to the Lender;

(ix)           the Borrower shall assert the invalidity or unenforceability of the Note or the Security Agreement or Guarantor shall assert the invalidity or unenforceability of the Collateral Security Agreement or the Guaranty Agreement;

(x)           any representation or warranty made by the Borrower in the Security Agreement shall prove to have been false in any material respect when made; or

(xi)           any covenant or agreement made by the Borrower in this Note or in the Security Agreement is breached, violated, or not complied with and not cured within thirty (30) business days upon written notice to Borrower.

(b)           Upon the occurrence and continuation of an Event of Default hereunder, Lender may, at its option, (i) by written notice to Borrower, declare the entire outstanding principal amount of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and/or (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Borrower all sums due under this Note (and/or exercise its rights under the Security Agreement, the Collateral Security Agreement and/or Guaranty Agreement). Borrower shall pay all reasonable costs and expenses incurred by or on behalf of the Lender in connection with the Lender’s exercise of any or all of its rights and remedies under this Note, the Security Agreement, the Collateral Security Agreement or the Guaranty Agreement, including, without limitation, reasonable attorneys' fees and the reasonable expenses and the fees and expenses of Lender’s expert witnesses.

4.           Waiver

(a)           The rights and remedies of the Lender under this Note shall be cumulative and not alternative. No waiver by the Lender of any right or remedy under this Note shall be effective unless in writing signed by the Lender. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by the Lender will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of the Lender arising out of this Note can be discharged by the Lender, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by the Lender; (b) no waiver that may be given by the Lender will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on the Borrower will be deemed to be a waiver of any obligation of the Borrower or of the right of the Lender to take further action without notice or demand as provided in this Note.

(b)           The Borrower hereby waives all right to notice of acceptance, default, presentment, and notice of dishonor.

5.           Severability

If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.           Applicable Law; Jurisdiction; Waiver Of Jury Trial

THIS NOTE SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. BORROWER HEREBY IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE MAY BE INSTITUTED IN ANY STATE COURT OF GENERAL JURISDICTION LOCATED IN THE STATE AND COUNTY OF NASSAU OR THE UNITED STATES FEDERAL COURT FOR THE EASTERN DISTRICT OF NEW YORK AND BORROWER HEREBY SUBMITS TO THE JURISDICTION AND VENUE OF SUCH COURTS. MAKER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS ARISING OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY POSTAGE PREPAID CERTIFIED OR REGISTERED FIRST-CLASS MAIL, RETURN RECEIPT REQUESTED, TO BORROWER. THE FOREGOING, HOWEVER, SHALL NOT LIMIT THE RIGHT OF LENDER TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE ANY LEGAL ACTION OR PROCEEDING OR TO OBTAIN EXECUTION OF JUDGMENT IN ANY APPROPRIATE JURISDICTION. IN THE EVENT OF LITIGATION BETWEEN LENDER AND BORROWER OVER ANY MATTER CONNECTED WITH THIS NOTE, THE RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED BY BORROWER AND LENDER.

7.           Parties in Interest

This Note is non-negotiable and may not be sold, assigned or otherwise transferred (except under will or laws of succession applicable to Lender) without the prior written consent of Borrower and Lender and shall bind both parties hereto and their respective heirs, successors and permitted assigns.

8.           Section Headings; Construction

The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

9.           Usury

Anything in this Note to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the extent that the Lender’s receipt thereof would not be permissible under the law or laws applicable to it limiting rates of interest which may be charged or collected by it. Any such amount of interest which is not paid as a result of the limitation referred to in the preceding sentence shall be carried forward and paid by the Borrower to the Lender on the earliest date or dates on which any Interest is payable under this Note and on which the receipt thereof is permissible under the laws applicable to the Lender limiting rates of Interest which may be charged or collected by the Lender. Such payment shall be made as additional Interest for the quarter preceding such Interest payment date. Such deferred payments shall not bear Interest.

10.           Time is of the Essence

Wherever time is specified for the doing or performance of any act herein, time shall be considered of the essence.

11.           Notices

Any notice, demand, claim or other communication under this Note shall be in writing and shall be sent by certified mail, return receipt requested, postage prepaid; telegraph; facsimile transmission (with proof of sending); or overnight courier to the following addresses (or to such other address as a party to receive such notice shall specify to the other parties hereto in accordance with the provisions of this section):

If to Lender:

Nascap Corp.
2 Pond Drive
Huntington, New York 11743

If to Borrower:

Call Compliance, Inc.
90 Pratt Oval
Glen Cove, New York 11542

All such notices and communications shall be deemed effective as follows: if mailed, on the third Business Day following deposit in the mail, or if by overnight courier, on the day following delivery to the courier; provided, that if such day is not a Business Day, such notice or communication shall be deemed effective on the next succeeding Business Day.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of March 31, 2009.

CALL COMPLIANCE, INC. (Borrower)

By:	/s/ Dean Garfinkel
Name: Dean Garfinkel
Title: President